Exhibit 99.1

Contact:	Robert Jaffe
Robert Jaffe Co., LLC
(424) 288-4098

LANNETT REPORTS SOLID FISCAL 2018 FIRST-QUARTER FINANCIAL RESULTS,

SIGNIFICANTLY INCREASES FISCAL 2018 GUIDANCE

Philadelphia, PA — November 6, 2017 — Lannett Company, Inc. (NYSE: LCI) today reported financial results for its fiscal 2018 first quarter ended September 30, 2017.

“In recent weeks, we announced a number of very positive developments that position our company for continued near- and longer term growth,” said Arthur Bedrosian, chief executive officer of Lannett.  “These include the filing of our first 505(b)(2) New Drug Application for C-Topical, five product approvals, the dismissal of a class action lawsuit and the signing of a license agreement that will allow us to market generic Thalidomide.  Regarding our fiscal 2018 first quarter performance, we reported solid financial results, rebounding well from challenges in the preceding fourth quarter.  Key contributors to the quarter were strong sales across several product categories, which led to an 11% increase compared with the fourth quarter of fiscal 2017.

“Looking ahead, we are on track for a strong year and have raised our full-year guidance.  We continue to expect to launch in the current fiscal year a number of previously approved products.  In addition, we successfully coordinated with our partners and customers to prevent a potential drug shortage and avoid a disruption in the supply to patients of two important medications.”

For the fiscal 2018 first quarter, net sales were $155.0 million compared with $161.6 million for the first quarter of fiscal 2017.  Gross profit was $67.7 million, or 44% of net sales, compared with $81.9 million, or 51% of net sales.  Research and development (R&D) expenses decreased to $7.4 million from $12.4 million for the fiscal 2017 first quarter.  Selling, general and administrative (SG&A) expenses decreased to $19.0 million from $21.3 million.  Restructuring expenses were $0.5 million compared with $2.1 million.  In last year’s first quarter, the company recorded an impairment charge of $65.1 million related to acquired intangible assets.  Operating income was $40.7 million versus operating loss of $20.3 million.  Interest expense declined to $20.9 million from $23.0 million for the first quarter of fiscal 2017.  Income tax expense was $7.4 million versus income tax benefit of $12.9 million in the prior-year period.  Net income attributable to Lannett was $13.3 million, or $0.35 per diluted share, compared to net loss attributable to Lannett of $29.4 million, or $0.80 per share, for the fiscal 2017 first quarter.

For the fiscal 2018 first quarter reported on a Non-GAAP basis, adjusted net sales were $155.0 million compared with $161.6 million for the first quarter of fiscal 2017.  Adjusted gross profit was $76.7 million, or 50% of adjusted net sales, compared with $94.0 million, or 58% of adjusted net sales, for the prior year first quarter.  Adjusted R&D expenses were $7.4 million compared with $12.4 million.  Adjusted SG&A expenses declined to $18.7 million from $20.9 million.  Adjusted operating income was $50.7 million compared with $60.7 million for the prior-year first quarter.  Adjusted interest expense declined to $16.4 million from $18.1 million for the first quarter of fiscal 2017.  Adjusted net income attributable to Lannett was $22.7 million, or $0.60 per diluted share, compared with $29.0 million, or $0.77 per diluted share, for the fiscal 2017 first quarter.

Guidance for Fiscal 2018

Based on its current outlook the company revised its financial guidance for the 2018 fiscal year as follows:

	GAAP	Adjusted
Net sales	$710 million to $720 million, up from $655 million to $665 million	$710 million to $720 million, up from $655 million to $665 million
Gross margin %	46% to 47%, unchanged	51% to 52%, unchanged
R&D expense	$46 million to $48 million, unchanged	$46 million to $48 million, unchanged
SG&A expense	$78 million to $80 million, up from $75 million to $77 million	$77 million to $79 million, up from $73 million to $75 million
Integration and restructuring related expense	$4 million to $5 million, unchanged	$—
Interest expense	$85 million to $86 million, down from $88 million to $89 million	$66 million to $67 million, down from $67 million to $68 million
Effective tax rate	Approximately 35%, unchanged	Approximately 35%, unchanged
Capital expenditures	$65 million to $75 million, unchanged	$65 million to $75 million, unchanged

Conference Call Information and Forward-Looking Statements

Later today, the company will host a conference call at 4:30 p.m. ET to review its results of operations for its fiscal 2018 first quarter ended September 30, 2017.  The conference call will be available to interested parties by dialing 800-447-0521 from the U.S. or Canada, or 847-413-3238 from international locations, passcode 45894701.  The call will be broadcast via the Internet at www.lannett.com.  Listeners are encouraged to visit the website at least 10 minutes prior to the start of the scheduled presentation to register, download and install any necessary audio software.  A playback of the call will be archived and accessible on the same website for at least three months.

Discussion during the conference call may include forward-looking statements regarding such topics as, but not limited to, the company’s financial status and performance, regulatory and operational developments, and any comments the company may make about its future plans or prospects in response to questions from participants on the conference call.

Use of Non-GAAP Financial Measures

This news release contains references to Non-GAAP financial measures, which are financial measures that are not prepared in conformity with United States generally accepted accounting principles (U.S. GAAP).  Management uses these measures internally for evaluating its operating performance.  The Company’s management believes that the presentation of Non-GAAP financial measures provides useful supplementary information regarding operational performance, because it enhances an investor’s overall understanding of the financial results for the Company’s core business.  Additionally, it provides a basis for the comparison of the financial results for the Company’s core business between current, past and future periods.  Non-GAAP financial measures should be considered only as a supplement to, and not as a substitute for or as a superior measure to, financial measures prepared in accordance with U.S. GAAP.

Detailed reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included with this release.

Non-GAAP financial measures exclude, among others, the effects of (1) amortization of purchased intangibles and other purchase accounting entries, (2) acquisition and integration-related expenses, (3) non-cash interest expense, as well as (4) certain other items considered unusual or non-recurring in nature.

About Lannett Company, Inc.:

Lannett Company, founded in 1942, develops, manufactures, packages, markets and distributes generic pharmaceutical products for a wide range of medical indications — see financial schedule below for net sales by medical indication.  For more information, visit the company’s website at www.lannett.com.

This news release contains certain statements of a forward-looking nature relating to future events or future business performance.  Any such statements, including, but not limited to, realizing the expected increase in sales of select products, successfully launching and commercializing previously approved products, receiving approval for and successfully commercializing C-Topical, successfully commercializing Thalidomide and achieving the financial metrics stated in the company’s guidance for fiscal 2018, whether expressed or implied, are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated due to a number of factors which include, but are not limited to, the difficulty in predicting the timing or outcome of FDA or other regulatory approvals or actions, the ability to successfully commercialize products upon approval, including acquired products, and Lannett’s estimated or anticipated future financial results, future inventory levels, future competition or pricing, future levels of operating expenses, product development efforts or performance, and other risk factors discussed in the company’s Form 10-K and other documents filed with the Securities and Exchange Commission from time to time.  These forward-looking statements represent the company’s judgment as of the date of this news release.  The company disclaims any intent or obligation to update these forward-looking statements.

# # #

FINANCIAL SCHEDULES FOLLOW

LANNETT COMPANY, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	(Unaudited)
	September 30, 2017	June 30, 2017

ASSETS
Current assets:
Cash and cash equivalents	$92,461	$117,737
Investment securities	23,973	27,091
Accounts receivable, net	243,326	204,066
Inventories	125,390	122,604
Prepaid income taxes	13,494	16,703
Deferred tax assets	—	—
Other current assets	9,325	6,592
Total current assets	507,969	494,793
Property, plant and equipment, net	249,276	243,148
Intangible assets, net	447,797	453,861
Goodwill	339,566	339,566
Deferred tax assets	48,592	52,753
Other assets	22,587	19,191
TOTAL ASSETS	$1,615,787	$1,603,312

LIABILITIES
Current liabilities:
Accounts payable	$49,229	$44,720
Accrued expenses	13,042	12,499
Accrued payroll and payroll-related expenses	6,706	4,833
Rebates payable	47,336	44,593
Royalties payable	2,480	3,015
Restructuring liability	4,498	5,431
Settlement liability	14,500	17,000
Income taxes payable	—	—
Acquisition-related contingent consideration	—	—
Short-term borrowings and current portion of long-term debt	63,556	60,117
Total current liabilities	201,347	192,208
Long-term debt, net	831,665	843,530
Settlement liability	—	—
Other liabilities	6,504	6,452
TOTAL LIABILITIES	1,039,516	1,042,190
Commitments and contingencies

STOCKHOLDERS’ EQUITY
Common stock ($0.001 par value, 100,000,000 shares authorized; 37,672,233 and 37,528,450 shares issued; 37,034,055 and 36,919,296 shares outstanding at September 30, 2017 and June 30, 2017, respectively)	38	37
Additional paid-in capital	295,282	292,780
Retained earnings	291,031	277,774
Accumulated other comprehensive loss	(221)	(222)
Treasury stock (638,178 and 609,154 shares at September 30, 2017 and June 30, 2017, respectively)	(9,859)	(9,247)
Total Lannett Company, Inc. stockholders’ equity	576,271	561,122
Noncontrolling interest	—	—
Total stockholders’ equity	576,271	561,122
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,615,787	$1,603,312

LANNETT COMPANY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except share and per share data)

	Three months ended
	September 30,
	2017	2016

Net sales	$154,961	$161,559
Cost of sales	79,553	70,820
Amortization of intangibles	7,737	8,887
Gross profit	67,671	81,852
Operating expenses:
Research and development expenses	7,409	12,371
Selling, general and administrative expenses	19,038	21,260
Acquisition and integration-related expenses	18	1,391
Restructuring expenses	527	2,052
Intangible asset impairment charge	—	65,084
Total operating expenses	26,992	102,158
Operating income (loss)	40,679	(20,306)
Other income (loss):
Investment income (loss)	1,164	1,027
Interest expense	(20,912)	(22,994)
Other	(251)	3
Total other income (loss)	(19,999)	(21,964)
Income (loss) before income tax	20,680	(42,270)
Income tax expense (benefit)	7,423	(12,882)
Net income (loss)	13,257	(29,388)
Less: Net income attributable to noncontrolling interest	—	20
Net income (loss) attributable to Lannett Company, Inc.	$13,257	$(29,408)

Earnings (loss) per common share attributable to Lannett Company, Inc.
Basic	$0.36	$(0.80)
Diluted	$0.35	$(0.80)

Weighted average common shares outstanding:
Basic	36,992,064	36,699,267
Diluted	37,730,656	36,699,267

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

(In thousands, except percentages, share and per share data)

Three months ended September 30, 2017
	Net sales	Cost of sales	Amortization of intangibles	Gross Profit	Gross Margin %	R&D expense	SG&A expense	Acquisition and integration- related expenses	Restructuring expenses	Operating income	Other income (loss)	Income before income tax	Income tax expense	Net income	Net income attributable to noncontrolling interest	Net income attributable to Lannett Company, Inc.	Diluted earnings per share (g)
GAAP Reported	$154,961	$79,553	$7,737	$67,671	44%	$7,409	$19,038	$18	$527	$40,679	$(19,999)	$20,680	$7,423	$13,257	$—	$13,257	$0.35
Adjustments:
Depreciation of Fixed Assets step-up (a)	—	(1,335)	—	1,335		—	—	—	—	1,335	—	1,335	—	1,335	—	1,335
Amortization of intangibles (b)	—	—	(7,737)	7,737		—	(365)	—	—	8,102	—	8,102	—	8,102	—	8,102
Acquisition and integration-related expenses (c)	—	—	—	—		—	—	(18)	—	18	—	18	—	18	—	18
Restructuring expenses (d)	—	—	—	—		—	—	—	(527)	527	—	527	—	527	—	527
Non-cash interest (e)	—	—	—	—		—	—	—	—	—	4,560	4,560	—	4,560	—	4,560
Tax adjustments (f)	—	—	—	—		—	—	—	—	—	—	—	5,123	(5,123)	—	(5,123)

Non-GAAP Adjusted	$154,961	$78,218	$—	$76,743	50%	$7,409	$18,673	$—	$—	$50,661	$(15,439)	$35,222	$12,546	$22,676	$—	$22,676	$0.60

(a)	Relates to depreciation of a fair value step-up in property, plant and equipment related to the acquisition of Kremers Urban Pharmaceuticals, Inc. (“KUPI”)
(b)	Relates to amortization of purchased intangible assets primarily related to the acquisitions of KUPI and Silarx Pharmaceuticals, Inc.
(c)	Relates to acquisition and integration-related expenses primarily related to the acquisition of KUPI
(d)	To exclude expenses associated with the 2016 Restructuring Plan
(e)	To exclude non-cash interest expense primarily associated with debt issuance costs
(f)	The tax effect of the pre-tax adjustments included at applicable tax rates
(g)	The weighted average share number for the three months ended September 30, 2017 is 37,730,656 for both the GAAP and the non-GAAP earnings per share calculations

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

(In thousands, except percentages, share and per share data)

Three months ended September 30, 2016
	Net sales	Cost of sales	Amortization of intangibles	Gross Profit	Gross Margin %	R&D expense	SG&A expense	Acquisition and integration- related expenses	Restructuring expenses	Intangible asset impairment charge	Operating income (loss)	Other income (loss)	Income (loss) before income tax	Income tax expense (benefit)	Net income (loss)	Net income attributable to noncontrolling interest	Net income (loss) attributable to Lannett Company, Inc.	Diluted earnings (loss) per share (i)
GAAP Reported	$161,559	$70,820	$8,887	$81,852	51%	$12,371	$21,260	$1,391	$2,052	$65,084	$(20,306)	$(21,964)	$(42,270)	$(12,882)	$(29,388)	$20	$(29,408)	$(0.80)
Adjustments:
Depreciation of Fixed Assets step-up (a)	—	(1,336)	—	1,336		—	—	—	—	—	1,336	—	1,336	—	1,336	—	1,336
Amortization of Inventory step-up (b)	—	(1,938)	—	1,938		—	—	—	—	—	1,938	—	1,938	—	1,938	—	1,938
Amortization of intangibles (c)	—	—	(8,887)	8,887		—	(365)	—	—	—	9,252	—	9,252	—	9,252	—	9,252
Acquisition and integration-related expenses (d)	—	—	—	—		—	—	(1,391)	—	—	1,391	—	1,391	—	1,391	—	1,391
Restructuring expenses (e)	—	—	—	—		—	—	—	(2,052)	—	2,052	—	2,052	—	2,052	—	2,052
Intangible assets impairment charges (f)	—	—	—	—		—	—	—	—	(65,084)	65,084	—	65,084	—	65,084	—	65,084
Non-cash interest (g)	—	—	—	—		—	—	—	—	—	—	4,870	4,870	—	4,870	—	4,870
Tax adjustments (h)	—	—	—	—		—	—	—	—	—	—	—	—	27,524	(27,524)	—	(27,524)

Non-GAAP Adjusted	$161,559	$67,546	$—	$94,013	58%	$12,371	$20,895	$—	$—	$—	$60,747	$(17,094)	$43,653	$14,642	$29,011	$20	$28,991	$0.77

(a)	Relates to depreciation of a fair value step-up in property, plant and equipment related to the acquisition of Kremers Urban Pharmaceuticals, Inc. (“KUPI”)
(b)	Relates to amortization of a fair value step-up in inventory related to the acquisition of KUPI
(c)	Relates to amortization of purchased intangible assets primarily related to the acquisitions of KUPI and Silarx Pharmaceuticals, Inc.
(d)	Relates to acquisition and integration-related expenses primarily related to the acquisition of KUPI
(e)	To exclude expenses associated with the 2016 Restructuring Plan
(f)	To exclude an impairment charge related to certain intangible assets acquired as part of the Kremers Urban Pharmaceuticals Inc. acquisition
(g)	To exclude non-cash interest expense primarily associated with debt issuance costs
(h)	The tax effect of the pre-tax adjustments included at applicable tax rates
(i)	The weighted average share number for the three months ended September 30, 2016 are 36,699,267 and 37,585,994 for the GAAP and non-GAAP earnings (loss) per share calculations, respectively

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

($ in millions)

Fiscal Year 2018 Guidance
Non-GAAP
	GAAP	Adjustments	Adjusted

Net sales	$710 - $720	—	$710 - $720
Gross margin percentage	46.0% - 47.0%	5% (a)	51.0% to 52.0%
R&D expense	$46 - $48	—	$46 - $48
SG&A expense	$78 - $80	($1) (b)	$77 - $79
Integration and Restructuring expense	$4 - $5	($4 - $5) (c)	—
Interest expense	$85 - $86	($19) (d)	$66 - $67
Effective tax rate	approx. 35%	—	approx. 35%
Capital expenditures	$65 - $75	—	$65 - $75

(a) The adjustment primarily reflects amortization of purchased intangible assets and depreciation of a fair value step-up in property, plant and equipment related to the acquisition of Kremers Urban Pharmaceuticals, Inc. (“KUPI”)

(b) The adjustment reflects amortization of purchased intangible assets related to the acquisition of KUPI

(c) The adjustment primarily reflects expenses related to the 2016 Restructuring Plan

(d) The adjustment primarily reflects non-cash interest expense associated with debt issuance costs

LANNETT COMPANY, INC.

NET SALES BY MEDICAL INDICATION

	Three months ended
(in thousands)	September 30,
Medical Indication	2017	2016
Antibiotic	$3,349	$3,780
Anti Psychosis	14,991	17,320
Cardiovascular	11,306	12,694
Central Nervous System	8,818	10,350
Gallstone	6,564	12,883
Gastrointestinal	14,553	18,052
Glaucoma	2,668	5,783
Migraine	15,015	7,160
Muscle Relaxant	3,791	3,532
Pain Management	5,761	6,608
Respiratory	1,647	2,213
Thyroid Deficiency	47,214	39,838
Urinary	2,997	5,101
Other	12,696	11,182
Contract Manufacturing revenue	3,591	5,063
Net Sales	$154,961	$161,559